Exhibit 5.1

December 18, 2007

Kansas City Power & Light Company 1201 Walnut Street Kansas City, Missouri 64106

Re:	Kansas City Power & Light Company Registration Statement on Form S-3

Ladies and Gentlemen:

I refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Kansas City Power & Light Company, a Missouri corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to notes (the “Notes”) and general mortgage bonds (the “Bonds”), in each case in amounts, at prices and on terms to be determined at the time of an offering.

The Notes will be issued under the Indenture (the “Notes Indenture”) dated as of May 1, 2007. between the Company and The Bank of New York Trust Company, N.A., as Trustee (the “Notes Trustee”), and the Bonds will be issued under the General Mortgage Indenture and Deed of Trust (the “Bond Indenture”) dated as of December 1, 1986, between the Company and UMB Bank, N.A. (formerly United Missouri Bank of Kansas City, N.A.) (the “Bond Trustee”), incorporated by reference as exhibits to the Registration Statement.

In rendering the opinions expressed below, I have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith. I have also examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion letter. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all persons other than the directors and officers of the Company and the conformity with the original documents of any copies thereof submitted to me for examination.  I have also assumed that the Notes Indenture is the valid and legally binding obligation of the Notes Trustee and that the Bond Indenture is the valid and binding obligation of the Bond Trustee.

On the basis of such review and assuming that (i) the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, and the securities or “blue sky” laws of various states shall have been complied with, (ii) appropriate resolutions have been adopted by the Board of Directors of the Company, and (iii) the Notes or Bonds, as applicable, have been issued and sold upon the terms specified in such resolutions and in any required orders of the SEC or other applicable regulatory approvals, I am of the opinion that:

1.
When the Notes have been duly executed, authenticated, delivered and paid for in accordance with the terms of the Notes Indenture, and on the terms and conditions set forth in the Registration Statement, the prospectus contained therein and the applicable supplement thereto, the Notes will be legally issued and will constitute the valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights.

2.
When the Bonds have been duly executed, authenticated, delivered and paid for in accordance with the terms of the Bond Indenture, and on the terms and conditions set forth in the Registration Statement, the prospectus contained therein and the applicable supplement thereto, the Bonds will be legally issued and will constitute the valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights.

For purposes of this opinion letter, I have further assumed that the Notes will be governed by the laws of the State of New York, and that the Bonds will be governed by the laws of either the State of Missouri or the State of New York.  I am licensed to practice law in the State of Missouri and the foregoing opinions are limited to the laws of the States of Missouri and New York.

I hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to me included in or made a part of the Registration Statement.

Very truly yours,

/s/ Mark G. English

Mark G. English
General Counsel and Assistant Secretary